SUBITEM 77Q1A  AMENDMENT
TO ARTICLES OF INCORPORATION
FEDERATED MUNICIPAL
SECURITIES FUND INC
ARTICLES SUPPLEMENTARY

	Federated Municipal
 Securities Fund Inc a
Maryland corporation
 having its principal
office in the City of
Baltimore Maryland and
 a registered openend
Company under the
Investment Company Act
of 1940 the Corporation
hereby certifies to the
State Department of
Assessments and Taxation
 of Maryland that

	FIRST
The Corporation is
 authorized to issue
one billion 1000000000
 shares of
common stock all of which
have a par value of one
cent 01 per share with
an aggregate par value
of 10000000 These
Articles Supplementary
 do not increase the
 total authorized capital
 stock of
the Corporation or the
aggregate par value thereof

	SECOND	The Board
of Directors of the
 Corporation hereby
reclassifies i 75000000
shares of the authorized
and unissued shares of
Federated Municipal
 Securities Fund Inc
Class B
Shares ii 75000000 of
the authorized and
 unissued shares of
 Federated Municipal
 Securities
Fund Inc Class C Shares
 into authorized but
 unissued shares as follows

	Class	Number of Shares

Federated Municipal
 Securities Fund Inc
 Class F	150000000

	THIRD	Immediately
before the reclassification
of shares as set forth in
 Article
SECOND hereto the Corporation
 was authorized to issue
one billion 1000000000
 shares of
common stock all of which
were of a par value of one
cent 01 per share having
 an aggregate par
value of ten million
 dollars 10000000 which
 were classified as follows

	Class	Number of Shares

Federated Municipal Securities
Fund Inc Class A	375000000

Federated Municipal
Securities Fund Inc
Class B	250000000

Federated Municipal
Securities Fund Inc
Class C	375000000

Following the aforesaid
reclassification of
shares as set forth in
Article SECOND hereto the
Corporation will be
authorized to issue
 one billion 1000000000
shares of common stock
 all of
which have a par value
of one cent 01 per share
 with an aggregate par
 value of 10000000
classified as follows

	Class	Number of Shares

Federated Municipal Securities
 Fund Inc Class A
	375000000

Federated Municipal
 Securities Fund Inc
Class B	175000000

Federated Municipal
Securities Fund Inc
Class C	300000000

Federated Municipal
Securities Fund Inc
 Class F	150000000

	FOURTH	The shares
of common stock of the
Corporation reclassified
hereby shall
be subject to all of
 the provisions of
the Corporations Charter
relating to shares of
stock of the
Corporation generally
 and shall have the
 preferences conversion
 and other rights voting
 powers
restrictions limitations
 as to dividends
qualifications and terms
 and conditions of
redemption set
forth in Article FIFTH
paragraph b of the
Articles of Incorporation
 of the Corporation and
 as set
forth below

      a  Shares having a
 common Fund name shall
be invested in a common
investment
portfolio and the assets
 liabilities income
expenses dividends and
 related liquidation rights
belonging to each investment
 portfolio and allocated
among them and among the
various classes
invested therein shall
be as determined by the
 Board of Directors of
the Corporation in
accordance with law

      b  At such times
 which may vary between
and among the holders of
 particular classes of
stock invested in a common
 investment portfolio as
may be determined by the
Board of
Directors or with the
authorization of the
 Board of Directors by
the officers of the
Corporation in
accordance with the
Investment Company
Act of 1940 as amended
 applicable rules and
regulations thereunder
 and applicable rules
and regulations of the
National Association of
Securities Dealers Inc
 and reflected in the
 pertinent registration
 statement of the Corporation
shares of any particular
class of stock invested
in any common investment
 portfolio of the
Corporation may be
automatically converted
 into shares of another
 class of stock invested
in the
same common investment
 portfolio of the
Corporation based on the
 relative net asset values
 of
such classes at the time
 of conversion subject
 however to any conditions
 of conversion that may
be imposed by the Board
 of Directors or with
the authorization of
the Board of Directors
 by the
officers of the
Corporation and reflected
in the pertinent
registration statement
 of the Corporation
as aforesaid

      FIFTH
The stock has been
reclassified by the
Board of Directors under
 the
authority contained
in the Charter of the
Corporation

SIXTH  	These Articles
 Supplementary will
become effective
immediately upon filing
 with
the State Department
 of Assessments and
Taxation of Maryland



	IN WITNESS WHEREOF
 the Corporation has caused
these presents to be signed
in its
name and on its behalf
 by its President and
Assistant Secretary on
May 25 2007  The
undersigned President
and Assistant Secretary
 acknowledge that
 these Articles
Supplementary
are the act of the
Corporation that to
the best of their
 knowledge information
and belief all
matters and facts set
 forth herein relating
to the authorization
 and approval of these
 Articles of
Supplementary are true
 in all material
 respects and that
 this statement is
 made under the penalties
of perjury

WITNESS	FEDERATED
 MUNICIPAL SECURITIES FUND
INC



s Andrew P Cross
 s J Christopher Donahue
Andrew P Cross
J Christopher Donaue
Assistant Secretary
	President